Exhibit 99.1

1 March Quarter Commentary • Delta expects to deliver March quarter results of approximately 7% top - line growth, margin expansion and $1.6 billion of shareholder returns • Total unit revenues are expected to grow approximately 2% as overall demand remains healthy, led by corporate volume – Record - setting operational performance in the March quarter drove approximately 1 point of additional capacity versus initial guidance • Contract extension with American Express announced today leverages co - brand momentum through a resilient, high - margin revenue stream – New agreement provides benefit to total unit revenues of approximately 1 point in the March quarter • Non - fuel unit costs are expected to be flat to up 0.5% year over year, better than initial guidance of up 1 % to 2%, due to higher completion factor, expense timing and strong cost controls • Delta opportunistically accelerated $1 billion in share repurchases in the quarter, returning a total of $1.6 billion to owners through dividends and share repurchases – The company remains on target to return ~$2.5 billion for the full year April 2, 2019 Note: Information for the March quarter 2019 in this investor update is adjusted as described in the reconciliations below. March Quarter Guidance March Quarter 2019 Earnings Diluted e arnings per share, adjusted $0.85 - $0.95 Pre - tax margin, adjusted 7% - 8% Revenue and Capacity TRASM, adjusted (year - over - year) Up ~ 2 % System capacity (year - over - year) Up 5% Expense CASM - Ex (year - over - year) Flat to up 0.5% Average fuel price per gallon, adjusted $2.03 - $2.08 Profit sharing expense ~ $200 million Ancillary businesses expense ~ $ 300 million Third - party refinery sales $25 - 50 million Non - operating expense, adjusted $175 - 200 million Tax Rate 23 - 24% Diluted Share Count ~ 667 million

Profit Sharing

Delta's broad based employee profit sharing program pays 10% of the company's adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company's annual pre-tax income before profit sharing expense, special items, and certain other items. Profit sharing expense is accrued at a blended rate based on the company's estimated profitability for the full year.

Ancillary Businesses and Third-Party Refinery Sales

Delta excludes certain items from unit cost, unit revenue, and margin guidance to provide a more meaningful comparison of our airline operations to the rest of the airline industry. The costs associated with ancillary businesses are excluded from CASM-Ex guidance because these businesses are not related to the generation of a seat mile. In addition, third-party refinery sales are excluded from adjusted unit revenue, adjusted margin, and CASM-Ex calculations because they are not indicative of the trends in our airline business. Third-party refinery sales are at or near cost and as such, the margin on these sales is de minimis.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; failure or inability of insurance to cover a significant liability at Monroe's Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 2, 2019, and which we have no current intention to update.

Non-GAAP Reconciliations

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this update to the most directly comparable GAAP financial measures.

DELTA Investor Relations

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3 Operating Revenue, adjusted and Total Revenue Per Available Seat Mile "TRASM", adjusted. We adjust operating revenue and TRASM for refinery sales to third parties to determine operating revenue, adjusted and TRASM, adjusted because refinery sales to th ird parties are not related to our airline segment. Operating revenue, adjusted and TRASM, adjusted therefore provide a more meaningful compariso n o f revenue from our airline operations to the rest of the airline industry. Because we sold DAL Global Services, LLC ("DGS") in December 20 18, we have excluded the impact of DGS from historical results for comparability . Non - Fuel Unit Cost or Cost per Available Seat Mile, ("CASM - Ex"). We adjust CASM for the following items to determine CASM - Ex for the reasons described below: Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year - over - year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non - fuel costs and year - over - year financial performance. Ancillary businesses and refinery. These expenses include aircraft maintenance we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Historical results also include staffing services performed by DGS. B eca use these businesses are not related to the generation of a seat mile, we adjust for the costs related to these areas to provide a more me aningful comparison of the costs of our airline operations to the rest of the airline industry. Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. (Projected) Three Months Ended Three Months Ended (in millions) March 31, 2019 March 31, 2018 Operating revenue ~$10,450 $9,968 Third-party refinery sales ~(35) (213) DGS sale adjustment - (59) Operating revenue, adjusted ~$10,415 $9,696 Year-over-year change Up ~7% (Projected) Three Months Ended Three Months Ended March 31, 2019 March 31, 2018 TRASM (cents) ~16.74 16.77 Third-party refinery sales ~(0.05) (0.36) DGS sale adjustment - (0.10) TRASM, adjusted ~16.69 16.31 Year-over-year change Up ~2% (Projected) Three Months Ended Three Months Ended March 31, 2019 March 31, 2018 15.08 - 15.18 15.35 ~ (3.18) (3.12) ~ (0.53) (0.83) Profit sharing ~ (0.34) (0.32) 11.03 - 11.13 11.08 Year-over-year change Flat to up 0.5% Ancillary businesses and refinery CASM-Ex CASM (cents) Adjusted for: Aircraft fuel and related taxes

Diluted Earnings per Share, adjusted. We adjust diluted earnings per share for mark-to-market ("MTM") adjustments and settlements on fuel hedge contracts, the MTM adjustments recorded by our equity method investees, Virgin Atlantic and Aeroméxico, and unrealized gains/losses on our equity investments accounted for at fair value, to determine diluted earnings per share, adjusted.

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' MTM adjustments to allow investors to better understand and analyze our core operational performance in the periods shown.

Unrealized gain/loss on investments. We record the unrealized gains/losses on our equity investments accounted for at fair value in non-operating expense. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

	(Projected) Three Months Ended March 31, 2019
Diluted earnings per share	$0.97 - $1.07
Adjusted for:	
MTM adjustments and settlements	~ 0.01
Equity investment MTM adjustments	~ (0.02)
Unrealized gain/loss on investments	~ (0.11)
Diluted earnings per share, adjusted	$0.85 - $0.95

Pre-tax Margin, adjusted. We adjust pre-tax margin for unrealized gain/loss on investments to determine pre-tax margin, adjusted, for the same reason described above under the heading Diluted Earnings per Share, adjusted.

	(Projected) Three Months Ended March 31, 2019
Pre-tax margin	8% - 9%
Adjusted for:	
Unrealized gain/loss on investments	~ (1)%
Pre-tax margin, adjusted	7% - 8%

Average Fuel Price Per Gallon, adjusted. We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Diluted Earnings per Share, adjusted.

	(Projected) Three Months Ended March 31, 2019	
Average fuel price per gallon	$	2.04 - 2.09
MTM adjustments and settlements		~(0.01)
Average fuel price per gallon, adjusted	$	2.03 - 2.08

Non-Operating Expense, adjusted. We adjust for equity investment MTM adjustments and unrealized gain/loss on investments to determine non-operating expense, adjusted for the same reasons described above in the heading Diluted Earnings per Share, adjusted.

(in millions)	**(Projected) Three Months Ended March 31, 2019**
Non-operating expense	$65 - 90
Adjusted for:	
Equity Investment MTM adjustments	~ 15
Unrealized gain/loss on investments	~ 95
Non-operating expense, adjusted	$175 - 200

DELTA Investor Relations

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